EXHIBIT 21.1
BATESVILLE HOLDINGS, INC.
SUBSIDIARIES OF THE REGISTRANT
All subsidiaries of the Company are wholly-owned Indiana corporations, unless otherwise noted.
Batesville Services, Inc.
The Acorn Development Group, Inc.
Subsidiaries of Batesville Services, Inc.
Batesville Casket Company, Inc.
Batesville Casket Co. South Africa Pty, Ltd., a South Africa corporation
Batesville International Corporation
Batesville Logistics, Inc.
Batesville Manufacturing, Inc.
Batesville Casket de Mexico, S.A. de C.V., a Mexican corporation
Green Tree Manufacturing, Inc.
MCP, Inc.
Modern Wood Products, Inc.
WCP, Inc.
BCC JAWACDAH Holdings, LLC
Subsidiaries of Batesville Casket Company, Inc.
North Star Industries, LLC
Lakeshore Casket Company
Lakeshore Casket Group, Inc.
Lakeshore Casket Venture, Inc.
Subsidiaries of Batesville International Corporation
BC Canada Company, ULC, a Nova Scotia Unlimited Liability Corporation
Batesville Holding UK Limited, a United Kingdom corporation
Subsidiary of BC Canada Company, ULC
Batesville Canada, Ltd., a Canadian corporation
Subsidiary of Batesville Holding UK Limited.
Batesville Casket UK, Ltd., a United Kingdom corporation
Subsidiary of Batesville Casket de Mexico, S.A. de C.V.
Industrias Arga, S.A. de C.V., a Mexican corporation
Jointly owned by Green Tree Manufacturing, Inc. and Modern Wood Products, Inc.
Global Products Co., S.A. de C.V., a Mexican corporation
Jointly owned by MCP, Inc. and WCP, Inc.
NADCO, S.A. de C.V., a Mexican corporation